EXHIBIT 99.1

FOR IMMEDIATE RELEASE

HEARTLAND PAYMENT SYSTEMS REPORTS FIRST QUARTER RESULTS

Costs of Intrusion Weigh on First Quarter Results

Princeton, NJ – May 7, 2009 – Heartland Payment Systems, Inc. (NYSE: HPY), a leading provider of credit/debit/prepaid card processing, payroll, check management and payment services, today announced a first quarter GAAP net loss of $2.5 million and a fully diluted loss per share of $0.06. Results for the quarter are after $12.6 million (pre-tax), or $0.20 per diluted share, of various expenses and accruals, all of which are attributable to the processing system intrusion. Excluding these expenses and accruals, Adjusted Net Income and Diluted Earnings per Share were $5.4 million and $0.14, respectively, for the first quarter.

Highlights for the First Quarter include:

•	Transaction processing volume of $15.5 billion, up 17.4%
•	Net Revenue up 23.4% with card net revenue advancing 26.6%
•	Adjusted Net Income and Diluted Earnings per Share of $5.4 million and $0.14, respectively, excluding various expenses and accruals, all of which are attributable to the processing system intrusion
•	Same store sales declined a record 7.6%
•	New margin installed decreased by 9.7% in the first quarter

Robert Carr, Chairman and CEO, said, “I am proud of our many associates who demonstrated the resilience of our organization by quickly adapting to the many challenges of the first quarter to sustain our record of transaction processing and net revenue growth, and investing for the long term. Importantly, we demonstrated the flexibility of our model by directing our Relationship and Account Managers to communicate the facts about the processing system intrusion, and so assuring our existing merchants that the intrusion had no impact on their payments processing or business. This effort unavoidably took time away from new sales, which can be seen in our new margin installed, but we believe helped our merchant attrition performance. Results in the first quarter were also adversely impacted by the weak economy and various expenses and accruals, both separately identified and normal operating, resulting from the processing system intrusion as well as the disruption to our new margin install momentum. Same store sales fell an unprecedented 7.6% in the quarter, and growth of our payroll,

-more-

remote deposit, and campus card programs were also slowed by economic conditions. With the first quarter behind us, we believe we are effectively managing the disruption to operations from the processing system intrusion and increasingly freeing additional sales resources to focus on our growth initiatives.”

Net revenues in the first quarter of 2009 were $98.5 million, an increase of 23.4% compared to $79.8 million in the first quarter of 2008. Card processing volume for the three months ended March 31, 2009 was $15.5 billion, an increase of 17.4% compared to the three months ended March 31, 2008, primarily due to the addition of the petroleum vertical as well as modest growth in SME merchant volumes. In the first quarter of 2009, operating income, excluding various expenses and accruals, all of which are attributable to the processing system intrusion, as a percentage of net revenues was 9.3% reflecting the economy’s impact on revenue growth, lower margins in the petroleum vertical, the timing of the expensing of our periodic Sales and Servicing Summit, as well as an increase in processing and servicing and other costs associated with the processing system intrusion that cannot be effectively segregated from normal operating costs. Various expenses and accruals, all of which are attributable to the processing system intrusion in the first quarter, were $12.6 million pre-tax, or $0.20 per fully diluted share. These expenses and accruals are shown separately in the Company’s Statement of Operations. The majority of these expenses relate to a fine imposed by MasterCard due to our allegedly not taking appropriate action subsequent to learning of the possibility of the breach. We believe we took immediate and extraordinary actions to address the intrusion and cooperate with the card brands’ investigation of the intrusion, and that we responded appropriately to concerns that were raised leading up to the discovery of the intrusion, and so we will vigorously contest any effort to hold us liable for the MasterCard fine.

Mr. Carr continued, “Despite many distractions, we are making progress toward our objectives to strengthen our technology infrastructure and improve our new business opportunities, though there are few signs those efforts will get much help from the economy in the near term. We just received our PCI DSS recertification. This is an exhaustive process in which we demonstrated the high level of security of our systems. In addition, Heartland returned to Visa’s and MasterCard’s Lists of PCI DSS Validated Service Providers. Further, we expect to introduce our fully encrypted end-to-end terminal solution in the third quarter, offering merchants what we believe will be the highest level of data security in the market. Our American Express One Point and Discover MAP programs are both rolling out. We are confident that regardless of short-term distractions, by maintaining a disciplined approach to executing our long term strategy we can improve the strength of our franchise and create value for our shareholders.”

Reconciliation of Non-GAAP Financial Measures And Regulation G Disclosure

To supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company provides additional measures of it operating results, net income and earnings per share, which exclude certain costs and expenses related to the processing system intrusion. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its historical performance as well as prospects for its future performance.

-more-

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Pursuant to Regulation G, a reconciliation of these non-GAAP financial measures with the comparable financial measures calculated in accordance with GAAP for the three months ended March 31, 2009 follows (In thousands, except per share):

Net income (loss) attributable to Heartland
Non-GAAP – Adjusted net income attributable to Heartland	$5,384

Less adjustments:
Provision for processing system intrusion	12,590
Income tax benefit of provision for processing system intrusion	(4,751)

After-tax provision for processing system intrusion	7,839

GAAP – Net income (loss) attributable to Heartland	$(2,455)

Diluted earnings (loss) per share
Non-GAAP – Adjusted net income per diluted share	$0.14
Less: provision for processing system intrusion	$(0.20)

GAAP – Net income (loss) per diluted share	$(0.06)

Shares used in computing diluted earnings per share	37,842

FULL YEAR 2009 GUIDANCE:

The economy in the first quarter was worse than expected, and revenue suffered from the combined impact on attrition and installed margin growth from economic weakness and the processing system intrusion. As a result, the Company is reducing guidance for fiscal 2009. For the full year 2009, we now expect net revenue (total revenues less interchange, dues and assessments) to grow by 12-14%, to between $430 and $438 million, with 7-9% of that growth organic. For the year, earnings per share are expected to be $0.95 – $1.00. The Company’s guidance for 2009 does not include any estimates for potential losses, costs, expenses and accruals arising from the previously announced security breach, including exposure to credit and debit card companies and banks, exposure to various legal proceedings that are pending, or may arise, and related fees and expenses, and other potential liabilities, costs and expenses. Neither the costs nor the potential losses are estimable at this point beyond sums already accrued, and further the potential losses are not currently deemed probable.

DIVIDEND:

After considering economic conditions and our potential financial obligations related to the processing system intrusion, our Board of Directors reduced our quarterly dividend rate. The Company declared a second quarter dividend of $0.01 per common share, payable to shareholders of record on May 25, 2009 and will be paid on June 15, 2009. The payment of dividends on our common stock in the future will be at the discretion of our Board of Directors and will depend on, among other factors, our earnings, stockholders’ equity, cash position and financial condition.

-more-

Conference Call:

Heartland Payment Systems, Inc. will host a conference call on May 7, 2009 at 8:30 a.m. Eastern Time to discuss financial results and business highlights. Heartland Payment Systems invites all interested parties to listen to its conference call, broadcast through a webcast on the Company’s website. To access the call, please visit the Investor Relations portion of the Company’s website at: www.heartlandpaymentsystems.com. The conference call may be accessed by calling 800-559-6679. Please provide the operator with PIN number 95491555.

The webcast will be archived on the Company’s website within two hours of the live call and will remain available through Friday, August 7, 2009.

About Heartland Payment Systems

Heartland Payment Systems, Inc., a NYSE company trading under the symbol HPY, delivers credit/debit/prepaid card processing, payroll, check management and payment solutions to more than 250,000 business locations nationwide.

Heartland is the founding supporter of The Merchant Bill of Rights, a public advocacy initiative that educates merchants about fair credit and debit card processing practices. For more information, visit www.heartlandpaymentsystems.com and www.MerchantBillOfRights.com.

Forward-looking Statements

This press release may contain statements of a forward-looking nature which represent our management’s beliefs and assumptions concerning future events. Forward-looking statements involve risks, uncertainties and assumptions and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including without limitation, the significantly unfavorable economic conditions confronting the United States and the results and effects of the security breach of our processing system including the outcome of our investigation, the extent of cardholder information compromised and consequences to our business including effects on sales and costs in connection with this systems breach, and additional factors that are contained in the Company’s Securities and Exchange Commission filings, including but not limited to, the Company’s annual report on Form 10- K for the year ended December 31, 2008. We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

CONTACT:

Joe Hassett

Gregory FCA Communications

27 West Athens Ave.

Ardmore, PA 19003

Tel: 610-228-2110

Email: Heartland_ir@gregoryfca.com

TABLES FOLLOW

Heartland Payment Systems, Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Income (Loss)

(In thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2009	2008
Total Revenues	$372,172	$339,619

Costs of Services:
Interchange	257,372	245,277
Dues, assessments and fees	16,280	14,503
Processing and servicing	46,500	34,768
Customer acquisition costs	12,575	11,450
Depreciation and amortization	3,734	1,910

Total costs of services	336,461	307,908
General and administrative	26,589	17,169

Total expenses	363,050	325,077

Income from operations	9,122	14,542

Other income (expense):
Interest income	29	300
Interest expense	(541)	(346)
Provision for processing system intrusion	(12,590)	—
Other, net	2	(80)

Total other income (expense)	(13,100)	(126)

Income (loss) before income taxes	(3,978)	14,416
Provision for (benefit from) income taxes	(1,501)	5,434

Net income (loss)	(2,477)	8,982
Less: Net income (loss) attributable to noncontrolling minority interests	(22)	5

Net income (loss) attributable to Heartland	$(2,455)	$8,977

Net income (loss)	$(2,477)	$8,982
Other comprehensive income:
Unrealized gains (losses) on investments, net of income tax of $(7) and $12	(11)	21
Foreign currency translation adjustment, net of income tax of $(161) in 2008	(258)	(259)

Comprehensive income (loss)	(2,746)	8,744
Less: Net income (loss) attributable to noncontrolling minority interests	(22)	5

Comprehensive income (loss) attributable to Heartland	$(2,724)	$8,739

Earnings (loss) per common share:
Basic	$(0.07)	$0.24
Diluted	$(0.06)	$0.23

Weighted average number of common shares outstanding:
Basic	37,535	37,542
Diluted	37,842	38,863

Heartland Payment Systems, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share data)

(unaudited)

	March 31, 2009	December 31, 2008
Assets
Current assets:
Cash	$26,013	$27,589
Funds held for payroll customers	29,291	22,002
Receivables, net	142,147	140,145
Investments held to maturity	1,371	1,410
Inventory	8,415	8,381
Prepaid expenses	4,692	6,662
Current tax asset	4,396	2,440
Current deferred tax assets, net	5,416	6,723

Total current assets	221,741	215,352
Capitalized customer acquisition costs, net	76,551	77,737
Property and equipment, net	83,492	75,443
Goodwill	58,414	58,456
Intangible assets, net	35,077	36,453
Deposits and other assets, net	152	178

Total assets	$475,427	$463,619

Liabilities and stockholders’ equity
Current liabilities:
Due to sponsor banks	$61,355	$68,212
Accounts payable	27,067	25,864
Deposits held for payroll customers	29,291	22,002
Current portion of borrowings	58,535	58,522
Current portion of accrued buyout liability	10,177	10,547
Merchant deposits and loss reserves	31,817	16,872
Accrued expenses and other liabilities	23,554	26,196
Reserve for processing system intrusion	7,681	—

Total current liabilities	249,477	228,215
Deferred tax liabilities, net	5,386	6,832
Reserve for unrecognized tax benefits	1,719	1,732
Long-term portion of borrowings	14,836	16,984
Long-term portion of accrued buyout liability	30,532	30,493

Total liabilities	301,950	284,256

Commitments and contingencies	—	—

Stockholders’ equity
Common Stock, $0.001 par value, 100,000,000 shares authorized, 37,442,938 and 37,675,543 shares issued at March 31, 2009 and December 31, 2008; 37,442,938 and 37,675,543 shares outstanding at March 31, 2009 and December 31, 2008	38	38
Additional paid-in capital	166,782	167,337
Accumulated other comprehensive loss	(2,414)	(2,145)
Retained earnings	8,977	14,014

Total stockholders’ equity	173,383	179,244
Noncontrolling minority interests	94	119

Total equity	173,477	179,363

Total liabilities and stockholders’ equity	$475,427	$463,619

Heartland Payment Systems, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flow

(In thousands)

(unaudited)

	Three Months Ended March 31,
	2009	2008
Cash flows from operating activities
Net income (loss) attributable to Heartland	$(2,455)	$8,977
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of capitalized customer acquisition costs	14,129	12,522
Other depreciation and amortization	4,902	2,673
Provision for processing system intrusion	12,590
Addition to loss reserves	1,529	1,829
Provision for doubtful receivables	(4)	260
Stock-based compensation	285	404
Deferred taxes	(120)	498
Net income (loss) attributable to noncontrolling minority interests	(22)	5
Loss on investments	—	103
Other	—	2
Changes in operating assets and liabilities:
Increase in receivables	(2,007)	(1,240)
(Increase) decrease in inventory	(38)	591
Payment of signing bonuses, net	(9,007)	(11,433)
Increase in capitalized customer acquisition costs	(3,936)	(3,734)
Decrease in prepaid expenses	1,970	56
(Increase) decrease in current tax asset	(1,663)	4,775
Decrease (increase) in deposits and other assets	26	(10)
Excess tax benefits on options exercised under SFAS No. 123R	(317)	(255)
Decrease in reserve for unrecognized tax benefits	(13)	(43)
(Decrease) increase in due to sponsor bank	(6,856)	18,244
Increase (decrease) in accounts payable	1,237	(2,108)
Decrease in accrued expenses and other liabilities	(7,532)	(1,655)
Increase (decrease) in merchant deposits and loss reserves	13,416	(807)
Payouts of accrued buyout liability	(2,712)	(1,210)
Increase in accrued buyout liability	2,381	2,663

Net cash provided by operating activities	15,783	31,107

Cash flows from investing activities
Purchase of investments held to maturity	(562)	(25)
Maturities of investments held to maturity	589	—
Decrease (increase) in funds held for payroll customers	(7,303)	(2,617)
(Decrease) increase in deposits held for payroll customers	7,289	2,560
Acquisition of business, net of cash acquired	—	(9,988)
Purchases of property and equipment	(11,806)	(3,438)

Net cash used in investing activities	(11,793)	(13,508)

Cash flows from financing activities
Proceeds from borrowings	—	20,000
Principal payments on borrowings	(2,135)	(20,000)
Proceeds from exercise of stock options	398	806
Excess tax benefits on options exercised under SFAS No. 123R	317	255
Repurchase of common stock	(3,202)	(17,995)
Dividends paid on common stock	(936)	(3,357)

Net cash used in financing activities	(5,558)	(20,291)

Net decrease in cash	(1,568)	(2,692)
Effect of exchange rates on cash	(8)	(315)
Cash at beginning of year	27,589	35,508

Cash at end of period	$26,013	$32,501